EXHIBIT 10.1


                               INDEMNITY AGREEMENT
                               -------------------


                  INDEMNITY AGREEMENT, dated as of October 25, 2000 (this "AGREEMENT"), by and between CADBURY SCHWEPPES PLC, an English public limited company ("CS"), and TRIARC COMPANIES, INC., a Delaware corporation (the "PARENT"),

                  Pursuant to an Agreement and Plan of Merger, dated as of September 15, 2000, among CS, CSN Acquisition Inc., CRC Acquisition Inc., Snapple Beverage Group, Inc., Royal Crown Company, Inc. and Parent (including any amendments thereto, the "MERGER AGREEMENT"), CS has agreed to assume all of the Merging Companies' and TCPG's obligations under the 10-1/4% Indenture, including, without limitation, all obligations with respect to the 10-1/4% Notes and to assume all of the Parent's obligations under the Parent Indenture, including, without limitation, all obligations with respect to the 2018 Debentures (collectively, the "ASSUMED DEBT");

                  Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Merger Agreement;

                  It is a condition to the obligations of Parent and the Merging Companies to consummate the transactions contemplated by the Merger Agreement that CS execute and deliver this Agreement.

                  Accordingly, the parties agree as follows:

         1.       INDEMNIFICATION BY CS.

                  1.1. CS'S INDEMNIFICATION OBLIGATIONS. CS shall be liable to and indemnify, defend and hold harmless Parent and its directors, officers, employees, subsidiaries (including, without limitation, New LLC), affiliates, successors and assigns (each, an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, charges, actions, suits, proceeding, deficiencies, taxes, interest, penalties, liabilities, payments of any nature and costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (each a "LOSS" and collectively the "LOSSES") based upon, arising out of or otherwise in respect of the Assumed Debt, except to the extent CS or its affiliates are entitled to indemnification under Section 5.11.11, 5.12.7 or 7.3 of the Merger Agreement.

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         2.       THIRD PARTY CLAIMS.

                  2.1. NOTICE OF ASSERTED LIABILITY. Promptly after receipt by an Indemnified Party of notice of any demand, claim or circumstances by a third party which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, audit, proceeding or investigation (an "ASSERTED LIABILITY") that may result in a Loss in respect of which indemnification may be sought from CS under this Agreement such Indemnified Party shall give written notice thereof (the "INDEMNIFICATION NOTICE") to CS. The Indemnification Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent it is feasible) of the Loss that has been or may be suffered by such Indemnified Party. The failure to give the Indemnification Notice promptly shall not bar indemnification hereunder except and only to the extent such failure materially prejudiced the party against whom indemnification is sought.

                  2.2. OPPORTUNITY TO DEFEND. CS shall be entitled to assume the defense of any Asserted Liability for which it has an obligation to indemnify an Indemnified Party pursuant to Section 1.1 hereof at its own expense, with counsel reasonably satisfactory to such Indemnified Party; PROVIDED, HOWEVER, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the defendants include both an Indemnified Party and CS, if, in the reasonable opinion of counsel to such Indemnified Party, (i) there are or may be legal defenses available to such Indemnified Party or to other Indemnified Persons that are different from or additional to those available to CS or (ii) a conflict or potential conflict exists between CS, on the one hand, and such Indemnified Party, on the other hand, that would make separate representation advisable, such Indemnified Party shall have the right to employ separate counsel reasonably satisfactory to CS at the expense of CS and to control its own defense of such action, claim or proceeding; PROVIDED, HOWEVER, that CS shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties in any one legal action or group of related legal actions. If CS does not assume the defense of any Asserted Liability within thirty (30) days (or less if the nature of the Asserted Liability requires its receipt of the Indemnification Notice), the Indemnified Party shall control the investigation, defense and settlement thereof at the reasonable cost of CS, and CS shall make or cause to be made available to the Indemnified Party any books, records or other documents within its control that are reasonably requested by the Indemnified Party for such defense. CS shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld or delayed.

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                  2.3.     AUTHORITY OF CS. In the event an Indemnification
Notice is delivered to CS in respect of an Asserted Claim, and CS assumes the defense thereof, CS shall have the discretion to make all decisions and determinations permitted or required to be made by CS under Section 2.2 above with respect to such Asserted Claim, and Parent shall make or cause to be made available to CS any books, records or other documents within its control that are reasonably requested by CS for such defense. CS agrees that it will not, without the prior written consent of the Indemnified Party, which shall not be unreasonable withheld or delayed, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding unless such settlement, compromise or consent includes a full and unconditional release of all Indemnified Parties from all liability arising or that may arise out of such claim, action or proceeding.

         3. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Any legal action, suit or proceeding arising out of or relating to this agreement shall be instituted in the United States District Court for the Southern District of New York, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of any such Court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Indemnification Agreement or the subject matter hereof may not be enforced in or by any such Court. Each party irrevocably submits to the jurisdiction of any such Court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the rights of any party to serve process in any manner permitted by law.

         4.       MISCELLANEOUS.

                  4.1. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been delivered when delivered by hand or sent by telecopier (with receipt confirmed), or if delivered by courier shall be deemed given on the close of business on the second Business Day following the day when deposited with an overnight courier or the close of business on the fifth (5th) Business Day when deposited in the United States mail, postage prepaid, certified or registered addressed to the party at the address set forth below, with copies sent to the persons indicated:

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                           (a)      if to the Sellers, to:

                                    Triarc Companies, Inc.
                                    280 Park Avenue
                                    New York, NY, 10017
                                    Fax:  212-451-3216
                                    Attn.:  Brian L. Schorr, Esq.

                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, NY 10019
                                    Fax:  212-757-3990
                                    Attn:   Neale M. Albert, Esq.
                                            Paul D. Ginsberg, Esq.

                                    if to CS, to (or such other address as it shall have furnished to the other parties in writing):

                                    Cadbury Schweppes plc
                                    25 Berkeley Square
                                    London, England W1X 6HT
                                    Fax: (011) 44-207-830-5221
                                    Attn:   Company Secretary

                                    with a copy to:

                                    Morgan, Lewis & Bockius LLP
                                    101 Park Avenue
                                    New York, NY 10178
                                    Fax:  212-309-6636
                                    Attn.:  Charles E. Engros, Esq.

                  4.2. ENTIRE AGREEMENT. This Agreement is entered into and delivered pursuant to the Merger Agreement and as such contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto (other than the Merger Agreement). In the event of any conflict or inconsistency between the terms of this Agreement and the provisions of the Merger Agreement, the parties agree that the provisions of this Agreement shall prevail.

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                  4.3.     WAIVERS AND AMENDMENTS. This Agreement may be
amended, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by CS and Parent, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                  4.4. GOVERNING LAW. This Indemnification Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                  4.5. ASSIGNMENT. CS may not assign any of its rights, interests or obligations under this Agreement without the prior written consent of Parent, which may be given or withheld in its sole discretion. This Indemnification Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  4.6. FURTHER ASSURANCES. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                  4.7. COUNTERPARTS. This Indemnification Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  4.8. HEADINGS. The headings in this Indemnification Agreement are for reference only and shall not affect the interpretation of this Indemnification Agreement.

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                  IN WITNESS WHEREOF, the parties have executed this
Indemnification Agreement as of the date first above written.


                                   CADBURY SCHWEPPES PLC

                                   By:  /s/ Mike Clark
                                        ---------------------------------------
                                        Name:  Mike Clark
                                        Title: Secretary


                                   TRIARC COMPANIES, INC.

                                   By:  /s/ John L. Barnes, Jr.
                                        ---------------------------------------
                                        Name:  John L. Barnes, Jr.
                                        Title: Executive Vice President